                                                                   Exhibit 10.03

Mr. Richard Mase
Antrim Mining, Inc.
P.O. Box 38
Blossburg, PA  16912

Dear Rich,

This letter will confirm the agreement reached in recent telephone conversations in which you represented your own interest, as well as that of Antrim Mining, Neil Hedrick and Sylvia Mase.

In the event of a "buy out" of our power purchase contract or our project development rights, regardless of the form of such transaction, (referred to as the "Settlement") we have agreed as follows:

1)     Milesburg Energy, Inc. or  Environmental Power Corporation will pay the
       following   sums  in full and final payment of all outstanding
       obligations under the Purchase and   Sale Agreement dated April 30, 1987
       between  Neil  W. Hedrick, Richard Mase and   Sylvia B. Mase and
       Environmental Power Corporation, the Pledge Agreement dated   April 30,
       1987 between Environmental Power Corporation and Neil W. Hedrick, Richard Mase and Sylvia B. Mase and the Notes listed below:


             Description of Note Obligation                          Final Settlement Price
       a)    Non-Recourse Secured Note II dated April 30,
             1987 in the amount of $4,900,000 from                      $   1,620,000.00
             Environmental Power Corporation to Neil W.
             Hedrick, Richard Mase and Sylvia B. Mase

       b)    Demand Note dated April 30, 1987 in the amount
             of $139,000.00 from Milesburg Energy, Inc. to              $     139,000.00
             Richard Mase and Sylvia B. Mase

       c)    Demand Note dated April 30, 1987 in the amount
             of $41,000 from Milesburg Energy, Inc. to Antrim           $      41,000.00
             Mining, Inc.


2) All payments will be made directly from West Penn Power Company or its parent, unless otherwise agreed to by Richard Mase. Payment for #1 a. shall be made $162,000 to Neil W. Hedrick and $1,458,000 to Richard Mase and Sylvia B. Mase.

3) Payments for #1 above will be made on the same schedule and proportionate to the receipt of payments pursuant to the Settlement arrangement. As such, you would be paid your pro rata portion of any interest which is paid to Milesburg Energy, Inc. or Environmental Power Corporation on payments which are extended into the future.

4) If the amount paid as part of the Settlement is in excess of $15.5 million, Hedrick, Mase and Antrim Mining, Inc., collectively, will receive an additional amount equal to 12% of the excess over $15.5 million, such amount to be paid in accordance with paragraph 3.

Mr. Richard Mase
August 26, 1997
Page 2 of 2


5) The Milesburg site will be returned to West Penn Power Company, or its affiliate.

6) Subject to full receipt of the payment for #1 and #4 (if applicable) above, all parties agree to release each other from the Purchase and Sale Agreement dated April 30, 1987 between Neil W. Hedrick, Richard Mase and Sylvia B. Mase and Environmental Power Corporation, the Pledge Agreement dated April 30, 1987 between Environmental Power Corporation and Neil W. Hedrick, Richard Mase and Sylvia B. Mase, the Notes described under #1 above, and the Non-Recourse Secured Note I dated April 30, 1987 in the amount of $220,000 from Environmental Power Corporation to Neil W. Hedrick, Richard Mase and Sylvia B. Mase.

7) All parties agree to execute any legal documents which may be required to consummate the transactions contemplated by this letter agreement.

8) If the Settlement is not entered by December 31, 1997, then this Agreement may be terminated at any time by Hedrick, Mase and Antrim Mining. Inc. If any party to the Settlement exercises any right to terminate the Settlement after it has been entered, then this Agreement may be terminated at any time by Hedrick, Mase and Antrim Mining. Inc.


I believe the terms and conditions described above are in accordance with the those reached in our recent telephone conversations. Please confirm the terms of our Agreement by signing below and do not hesitate to contact me if you have any questions.


Cordially,

Environmental Power Corporation and
Milesburg Energy, Inc.

By:
   ------------------------------------
     Donald A. Livingston
     Vice President

Agreed on__________________________________, 1997 collectively by the following parties provided a final and binding settlement with West Penn Power Company is reached not later than December 31, 1997:



                                                 ANTRIM MINING, INC.
----------------------------
Richard Mase



----------------------------                     By:
Sylvia B. Mase                                      ----------------------------
                                                 Title:


----------------------------
Neil W. Hedrick